Exhibit 4.7(e)

SUPPLEMENT

SUPPLEMENT (this “Supplement”) dated as of March 29, 2013, to (i) the Collateral Agreement dated as of July 9, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Collateral Agreement”), among Univision Communications Inc., a Delaware corporation (the “Company”), each subsidiary of the Company from time to time party thereto (each such subsidiary individually a “Guarantor” and collectively, the “Guarantors”; the Guarantors and the Company are referred to collectively herein as the “Grantors”) and Deutsche Bank AG New York Branch, as collateral agent (in such capacity, the “Collateral Agent”) for the Additional First-Lien Secured Parties and (ii) the First-Lien Intercreditor Agreement, dated as of July 9, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First-Lien Intercreditor Agreement”), among the Company, Univision Of Puerto Rico, Inc., a Delaware corporation (the “Subsidiary Borrower”), the other Grantors (as defined therein) from time to time party thereto, Deutsche Bank AG New York Branch, in its capacity as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined therein), Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined therein) and each additional Authorized Representative from time to time party thereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined therein) with respect to which it is acting in such capacity.

WHEREAS, New Univision Deportes, LLC and New Univision Enterprises, LLC are newly-formed, indirect wholly-owned subsidiaries of the Company (together with Univision 24/7, LLC and Univision tlnovelas, LLC, the “New Subsidiaries”);

A Section 7.15 of the Collateral Agreement provides that additional subsidiaries of the Company may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned New Subsidiaries are executing this Supplement in order to become a Grantor under the Collateral Agreement.

B Section 5.16 of the First-Lien Intercreditor Agreement provides that additional subsidiaries of the Company may become Grantors under the First-Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned New Subsidiaries are executing this Supplement in order to become a Grantor under the First-Lien Intercreditor Agreement.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.15 of the Collateral Agreement, each New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a

Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Additional First-Lien Obligations, does hereby create and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Additional First-Lien Secured Parties, their successors and permitted assigns, a security interest in and lien on all of each New Subsidiary’s right, title and interest in and to the Collateral of each New Subsidiary. Each reference to a “Grantor” or a “Guarantor” in the Collateral Agreement shall be deemed to include each New Subsidiary. The Collateral Agreement is hereby incorporated as if specifically set forth herein, mutatis mutandis.

SECTION 2. In accordance with Section 5.16 of the First-Lien Intercreditor Agreement, each New Subsidiary by its signature below becomes a Grantor under the First-Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor and such New Subsidiary hereby (a) agrees to all terms and provisions of the First-Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First-Lien Intercreditor Agreement shall be deemed to include such New Subsidiary. The First-Lien Intercreditor Agreement is hereby incorporated as if specifically set forth herein, mutatis mutandis.

SECTION 3. Each New Subsidiary represents and warrants to the Collateral Agent and the other Additional First-Lien Secured Parties that this Supplement (when delivered) has been duly executed and delivered by each New Subsidiary. This Supplement constitutes a legal, valid and binding obligation of each New Subsidiary enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 4. This Supplement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. This Supplement shall become effective when the First-Lien Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Subsidiary and the First-Lien Collateral Agent, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission (including “.pdf” or “.tif” format via email) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 5. Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by each New Subsidiary and (ii) any and all Intellectual Property now owned by each New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of each New Subsidiary and its jurisdiction of organization.

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SECTION 6. Except as expressly supplemented hereby, each of the Collateral Agreement and the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement, and the First-Lien Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall be made in accordance with Section 7.01 of the Collateral Agreement (except as otherwise expressly permitted by the First-Lien Intercreditor Agreement).

SECTION 10. Each New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent, in each case, in accordance with and to the extent required by Section 7.04(a) of the Collateral Agreement.

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IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

NEW UNIVISION DEPORTES, LLC

by	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer

Jurisdiction of Formation:	Delaware

NEW UNIVISION ENTERPRISES, LLC

By	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer

Jurisdiction of Formation:	Delaware

UNIVISION 24/7, LLC

by	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer

Jurisdiction of Formation:	Delaware

UNIVISION TLNOVELAS, LLC

By	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer

Jurisdiction of Formation:	Delaware

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT AND FIRST-LIEN

INTERCREDITOR AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent,

by	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

by	/s/ Benjamin Souh
Name: Benjamin Souh
Title: Vice President

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT AND FIRST-LIEN

INTERCREDITOR AGREEMENT

Schedule 1

Collateral of the New Subsidiaries

EQUITY INTERESTS

None.

PLEDGED DEBT SECURITIES

None.

INTELLECTUAL PROPERTY

None.